Exhibit 1.1

Execution Version

SUNOCO LOGISTICS PARTNERS L.P.

2,200,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

April 14, 2009

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.

UBS SECURITIES LLC

As the Representatives of the several

      Underwriters named in Schedule 1 attached hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters (collectively, the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an aggregate of 2,200,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 330,000 Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” Citigroup Global Markets Inc., Barclays Capital Inc. and UBS Securities LLC (the “Representatives”) shall act as the representatives of the several Underwriters. Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement (as defined herein).

Sunoco Partners LLC, a Pennsylvania limited liability company (the “General Partner”), is an indirect wholly owned subsidiary of Sunoco, Inc., a Pennsylvania corporation (“Sunoco”), and the general partner of the Partnership. The Partnership is the sole limited partner of Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the “Operating Partnership”), and the sole member of Sunoco Logistics Partners GP LLC, a Delaware limited liability company (the “OLP GP”), which serves as the general partner of the Operating Partnership. The

Operating Partnership is the sole member of Sunoco Logistics Partners Operations GP LLC, a Delaware limited liability company (the “Operating GP LLC”), which serves as the general partner of each of Sunoco Partners Marketing & Terminals L.P., a Texas limited partnership (“Sunoco M&T LP”), and Sunoco Pipeline L.P., a Texas limited partnership (“Sunoco Pipeline LP”). The Operating Partnership is the sole limited partner of each of Sunoco M&T LP and Sunoco Pipeline LP. Sunoco Pipeline LP is the sole member of Sunoco Pipeline Acquisition LLC, a Delaware limited liability company (“Sunoco Acquisition LLC”). Sunoco Acquisition LLC is the sole member of Sun Pipe Line Company of Delaware LLC, a Delaware limited liability company (“Sun Pipe Line LLC”). Each of the Operating GP LLC, Sunoco M&T LP, Sunoco Pipeline LP, Sunoco Acquisition LLC and Sun Pipe Line LLC is a subsidiary of the Operating Partnership, and is sometimes referred to herein, individually as a “Subsidiary” and collectively, as the “Subsidiaries.”

Each of the General Partner, the Partnership, the Operating Partnership, the OLP GP and the Subsidiaries is sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.” The Partnership Entities, excluding the General Partner, are sometimes referred to herein collectively as the “Partnership Group.” The General Partner, the Partnership and the Operating Partnership are referred to herein collectively as the “Partnership Parties” and are parties to this Agreement.

This Agreement is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

Section 1. Representations, Warranties and Agreements of the Partnership Parties.

Each of the Partnership Parties, jointly and severally, represent, warrant and agree that:

(a) Registration. An “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations (defined below) on Form S-3 (File No. 333-155644) with respect to the Units (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) became effective upon filing thereof under the Securities Act on November 25, 2008. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representatives. As used in this Agreement:

(i) “Applicable Time” means 8:30 a.m. (New York City time) on the date of this Agreement, which the Underwriters have informed the Partnership is a time prior to the time of the first sale of the Units;

(ii) “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof;

(iii) “Effective Date” means any date as of which any part of the Registration Statement relating to the Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(v) “Preliminary Prospectus” means the preliminary prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and used prior to the filing of the Prospectus, together with the Base Prospectus;

(vi) “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations, and (B) the number of Units and the public offering price of the Units set forth on Annex 4 hereto, which will be included on the cover page of the Prospectus;

(vii) “Prospectus” means the prospectus supplement relating to the Units that is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Applicable Time, together with the Base Prospectus; and

(viii) “Registration Statement” means, collectively, the various parts of the automatic shelf registration statement on Form S-3 (File No. 333-155644), including exhibits and financial statements and any information in the prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B.

Any reference in this Agreement or the exhibits or annexes hereto to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the knowledge of the Partnership Parties, threatened by the Commission. The Commission has not notified the Partnership or the Operating Partnership of any objection to the use of the form of the Registration Statement.

(b) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section

10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), if any, (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption in Rule 163 and (iv) as of the date hereof, the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Partnership was not at the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Units.

(c) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each of the statements made by the Partnership in the Registration Statement and any further amendments to the Registration Statement within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(e) Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the statements made or to be made by the Partnership in the Preliminary Prospectus or the Prospectus, as applicable, and any further supplements to the Preliminary Prospectus or the Prospectus within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when they were filed with the Commission and on the applicable Delivery Date, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents filed with the Commission prior to the applicable Delivery Date and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when filed with the Commission and on the applicable Delivery Date, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus did not, and any further documents filed prior to the applicable Delivery Date and incorporated by reference therein will not, when filed with the Commission and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Annex 3 hereto. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three year period required thereby).

(j) Formation and Qualification of the Partnership and Operating Partnership. Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. Each of the Partnership and the Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such qualification or registration necessary, except where the failure to so register or qualify would not (i) have a material adverse effect on the general affairs, management, condition (financial or otherwise), business, prospects, properties, assets, securityholders’ equity, capitalization or results of operations of the Partnership Entities, taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k) Formation and Qualification of the LP Subsidiaries. Each of Sunoco M&T LP and Sunoco Pipeline LP (collectively, the “LP Subsidiaries” and each individually, a “LP Subsidiary”) has been duly formed and is validly existing as a limited partnership under the Texas Revised Limited Partnership Act, as amended (the “Texas LP Act”), with full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case in all material respects. Each of the LP Subsidiaries is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(l) Formation and Qualification of the General Partner. The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Pennsylvania Limited Liability Company Law of 1994, as amended (the “Pennsylvania LLC Law”), with full limited liability company power and authority necessary to own or hold its properties and assets, to conduct the businesses in which it is engaged, in each case in all material respects, and to act as general partner of the Partnership. The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(m) Formation and Qualification of the OLP GP, the Operating GP LLC, Sunoco Acquisition LLC and Sun Pipe Line LLC. Each of the OLP GP, the Operating GP LLC, Sunoco Acquisition LLC and Sun Pipe Line LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, as amended (the “Delaware LLC Act”), with full limited liability company power and authority necessary (i) to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case in all material respects, (ii) with regard to the OLP GP, to act as general partner of the Operating Partnership, and (iii) with regard to the Operating GP LLC, to act as general partner of each of the LP Subsidiaries. Each of the OLP GP and the Operating GP LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 2, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(n) Existence and Good Standing of the Joint Ventures. To the knowledge of the Partnership Parties, each of Wolverine Pipeline Company, a Delaware corporation (“Wolverine”), Yellowstone Pipeline Company, a Delaware corporation (“Yellowstone”), West Shore Pipeline Company, a Delaware corporation (“West Shore”), West Texas Gulf Pipe Line Company, a Delaware corporation (“West Texas Gulf”), Explorer Pipeline Company, a Delaware corporation (“Explorer”), and Mid-Valley Pipeline Company, an Ohio corporation (“Mid-Valley,” and together with Wolverine, Yellowstone, West Shore, West Texas Gulf and Explorer, the “Joint Ventures”), has been duly incorporated or organized and is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation with full corporate power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case in all material respects. To the knowledge of the Partnership Parties, each of such Joint Ventures is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(o) Ownership of General Partner. To the knowledge of the Partnership Parties, Sun Pipe Line Company, a Texas corporation (“Sun Pipe Line”), Sunoco, Inc. (R&M), a Pennsylvania corporation (“Sunoco R&M”), and Atlantic Refining & Marketing Corp., a Delaware corporation (“Atlantic R&M,” and together with Sun Pipe Line and Sunoco R&M, the “GP Members”), are the sole members of the General Partner with a 67% member interest, 13% member interest and 20% member interest, respectively, in the General Partner; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to each Delivery Date, the “GP LLC Agreement”), and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 8931 of the Pennsylvania LLC Law) and the GP Members own such member interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”).

(p) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended or restated at or prior to each Delivery Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens.

(q) Ownership of the Sponsor Units, Incentive Distribution Rights and Outstanding Common Units. As of the date hereof, and excluding the issuance of the Units pursuant to this Agreement, the Partnership has no interests issued and outstanding other than the following:

(i) 12,063,734 Common Units owned by the General Partner (collectively, the “Sponsor Units”) representing an aggregate 42.0% interest in the Partnership (not including the General Partner’s 2.0% general partner interest in the Partnership);

(ii) the Incentive Distribution Rights (as defined in the Partnership Agreement) held by the General Partner; and

(iii) 16,664,699 Common Units representing an aggregate 58.0% interest in the Partnership issued to public unitholders (the “Public Units”);

all of such Sponsor Units, Incentive Distribution Rights, Public Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns all of the Sponsor Units and Incentive Distribution Rights free and clear of all Liens.

(r) Valid Issuance of Units. The Firm Units and the Option Units, if any, and the limited partner interests represented thereby, to be issued and sold by the Partnership to the Underwriters pursuant to this Agreement, have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); the Firm Units and the Option Units, if any, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will conform to the descriptions thereof contained in each of the Preliminary Prospectus and the Prospectus.

(s) Ownership of the OLP GP. The Partnership is the sole member of the OLP GP with a 100% member interest in the OLP GP; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the OLP GP (as the same may be amended or restated on or prior to each Delivery Date, the “OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all Liens.

(t) Ownership of the Operating Partnership.

(i) The OLP GP is the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership (as the same may be further amended or restated on or prior to each Delivery Date, the “Operating Partnership Agreement”) and the OLP GP owns such general partner interest free and clear of all Liens; and

(ii) The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens.

(u) Ownership of Operating GP LLC. The Operating Partnership owns a 100% member interest in the Operating GP LLC; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating GP LLC (as the same may be amended and restated on or prior to each Delivery Date, the “Operating GP LLC Agreement”), and is fully paid (to the extent required under the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such member interest free and clear of all Liens.

(v) Ownership of the LP Subsidiaries.

(i) The Operating GP LLC is the sole general partner of each of the LP Subsidiaries with a 0.01% general partner interest in each of the LP Subsidiaries; each such general partner interest has been duly authorized and validly issued in accordance with each of the respective partnership agreements of each of the LP Subsidiaries (as each may be amended and restated on or prior to each Delivery Date, the “LP Subsidiary Partnership Agreements”); and the Operating GP LLC owns each such general partner interest free and clear of all Liens; and

(ii) The Operating Partnership is the sole limited partner of each of the LP Subsidiaries with a 99.99% limited partner interest in each of the LP Subsidiaries; each such limited partner interest has been duly authorized and validly issued in accordance with each of the respective LP Subsidiary Partnership Agreements and is fully paid (to the extent required under each of the LP Subsidiary Partnership Agreements and the Texas LP Act) and nonassessable (except as such nonassessability may be affected by Sections 3.03 and 6.07 of the Texas LP Act); and the Operating Partnership owns each such limited partner interest free and clear of all Liens.

(w) Ownership of Sunoco Acquisition LLC. Sunoco Pipeline LP owns a 100% member interest in Sunoco Acquisition LLC; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Sunoco Acquisition LLC (as the same may be amended and restated on or prior to each Delivery Date, the “Sunoco Acquisition LLC Agreement”), and is fully paid (to the extent required under the Sunoco Acquisition LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sunoco Pipeline LP owns such member interest free and clear of all Liens.

(x) Ownership of Sun Pipe Line LLC. Sunoco Acquisition LLC owns a 100% member interest in Sun Pipe Line LLC; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Sun Pipe Line LLC (as the same may be amended and restated on or prior to each Delivery Date, the “Sun Pipe Line LLC Agreement”), and is fully paid (to the extent required under the Sun Pipe Line LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sunoco Acquisition LLC owns such member interest free and clear of all Liens.

(y) Subsidiaries. Other than (i) the General Partner’s ownership of the partnership interests in the Partnership set forth in Sections 1(p) and (q) and a 100% member interest in Sunoco Partners Lease Acquisition & Marketing LLC, a Delaware limited liability company, (ii) the Partnership’s ownership of a 100% member interest in the OLP GP and a 99.99% limited partner interest in the Operating Partnership, (iii) the OLP GP’s ownership of a 0.01% general partner interest in the Operating Partnership, (iv) the Operating Partnership’s ownership of a 100% member interest in the Operating GP LLC and a 99.99% limited partner interest in each of the LP Subsidiaries, (v) the Operating GP LLC’s ownership of a 0.01% general partner interest in each of the LP Subsidiaries, (vi) Sunoco Pipeline LP’s ownership of a 100% member interest in Sunoco Acquisition LLC, a 9.4% interest in the capital stock of Explorer, a 31.5% interest in the capital stock of Wolverine, a 14.0% interest in the capital stock of Yellowstone, a 12.3% interest in the capital stock of West Shore, a 43.8% interest in the capital stock of West Texas Gulf, and a 55.3% interest in the capital stock of Mid-Valley Pipeline Company, and (vii) Sunoco Acquisition LLC’s ownership of a 100% member interest in Sun Pipe Line LLC, none of the Partnership Entities own, and at each Delivery Date, will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity; and none of these entities other than the Operating Partnership, the OLP GP, the Operating GP LLC, Sunoco Pipeline LP and Sunoco M&T LP is a “significant subsidiary” of the Partnership as such term is defined in Rule 405 of the Rules and Regulations.

(z) No Preemptive Rights, Options or Other Rights. Except as described in the Preliminary Prospectus and the Prospectus or for any such rights which have been effectively complied with or waived, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or register any equity interests in the Partnership or any other Partnership Entity, (ii) there are no statutory or contractual preemptive rights, resale rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any partnership or membership interests in the Partnership Entities, and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Partnership, in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the offering or sale of the Units as contemplated thereby or otherwise; and except as described in the Preliminary Prospectus and the Prospectus, there are no outstanding options or warrants to purchase any Common Units, Incentive Distribution Rights or other interests in the Partnership or any other Partnership Entity.

(aa) Authority. The Partnership has all requisite power and authority to (i) issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) consummate the transactions contemplated by this Agreement; each of the Partnership Parties has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; and at each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their securityholders, partners or members for (i) the authorization, issuance, sale and delivery of the Units, (ii) the authorization, execution and delivery of this Agreement and (iii) the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(bb) Authorization of the Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(cc) Authorization and Enforceability of Other Agreements.

(i) The GP LLC Agreement has been duly authorized, executed and delivered by the GP Members, and is a valid and legally binding agreement of each of the GP Members, enforceable against each of them in accordance with its terms.

(ii) The Partnership Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.

(iii) The OLP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership, and is a valid and legally binding agreement of the Partnership, enforceable against it in accordance with its terms.

(iv) The Operating Partnership Agreement has been duly authorized, executed and delivered by the OLP GP and the Partnership, and is a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against the OLP GP and the Partnership in accordance with its terms.

(v) The Operating GP LLC Agreement has been duly authorized, executed and delivered by the Operating Partnership, and is a valid and legally binding agreement of the Operating Partnership, enforceable against it in accordance with its terms.

(vi) Each of the LP Subsidiary Partnership Agreements has been duly authorized, executed and delivered by the Operating GP LLC and the Operating Partnership and is a valid and legally binding agreement of the Operating GP LLC and the Operating Partnership, enforceable against each of them in accordance with its terms.

(vii) The Sunoco Acquisition LLC Agreement is a valid and legally binding agreement of Sunoco Pipeline LP, enforceable against it in accordance with its terms.

(viii) The Sun Pipe Line LLC Agreement is a valid and legally binding agreement of Sunoco Acquisition LLC, enforceable against it in accordance with its terms.

provided that, with respect to each agreement described in Section 1(cc)(i)–(viii) above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity and contribution provisions contained in any of such agreements may be limited by federal or state securities laws.

(dd) No Violations. None of the (i) offering, issuance and sale by the Partnership of the Units, (ii) execution, delivery and performance of this Agreement by the Partnership Parties, (iii) consummation of the transactions contemplated by this Agreement or (iv) application of the proceeds from the sale of the Units as described under “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus (A) conflicts or will conflict with or constitutes or will constitute a breach or violation of any provision of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company or operating agreement or any other organizational or governing documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties or assets may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, ruling, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their assets or properties or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, except with respect to clauses (B), (C) or (D) for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect.

(ee) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties or assets (a “Consent”) is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties, the consummation of the transactions contemplated hereby, or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus, except for such Consents (i) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and sale of the Units by the Underwriters, (ii) that have been, or prior to each Delivery Date will be, obtained and (iii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect .

(ff) No Registration Rights. Except as described in the Preliminary Prospectus and the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of any of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.

(gg) No Sales. None of the Partnership Entities has sold or issued any Common Units or other interests in the Partnership during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than Common Units (i) issued pursuant to employee benefit plans, qualified options plans or other employee compensation plans or (ii) issued pursuant to outstanding options, rights or warrants.

(hh) No Material Adverse Change. Neither the General Partner nor any member of the Partnership Group has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus; and, since such date, (i) there has not been any change in the capitalization or in the long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership Group, taken as a whole, or (ii) any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in or affecting the general affairs, management, condition (financial or other), securityholders’ equity, assets, properties, capitalization, results of operations, business or prospects of the Partnership Group, taken as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus.

(ii) Capitalization and Financial Statements. At December 31, 2008, the Partnership had, on the consolidated basis indicated in the Preliminary Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Preliminary Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods to which they apply, and have been prepared in conformity with accounting principles generally accepted in the United States consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical financial information, including non-GAAP financial measures, set forth in the Registration Statement and the Preliminary Prospectus (and any amendment or supplement thereto) under the caption “Summary—Summary Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived.

(jj) Independent Registered Public Accounting Firm. Ernst & Young LLP, who has certified certain financial statements of the General Partner and the Partnership Group, whose reports are included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) and who have delivered the initial letter referred to in Section 7(h) hereof, are and have been, during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Registration Statement and the Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), an independent registered public accounting firm with respect to the General Partner and the Partnership Group as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(kk) Title to Properties. Each of the Partnership Entities has good and indefeasible title to all real property and good title to all personal property owned by it, in each case, free and clear of all Liens and other defects, except (i) as described and qualified in the Preliminary Prospectus and the Prospectus or (ii) such as do not materially affect the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Preliminary Prospectus and the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Partnership Parties represent only that (A) the Partnership Entities have sufficient title to enable them to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Preliminary Prospectus and the Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a material adverse effect on the ability of the Partnership Entities to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Preliminary Prospectus and the Prospectus and will not materially increase the cost of such use and occupation; and provided further that with respect to all real property, buildings and assets held under lease or license by the Partnership Entities, such real property, buildings and assets are held under valid, subsisting and enforceable leases or licenses, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings or assets as they have been used as described in the Preliminary Prospectus and the Prospectus.

(ll) Permits. Each of the Partnership Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Preliminary Prospectus and the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Preliminary Prospectus and the Prospectus and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(mm) Insurance. Each of the Partnership Entities carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance or notice that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such policies of insurance are outstanding and in full force and effect on the date hereof and will be outstanding and in full force and effect on each Delivery Date; and the Partnership Entities are in compliance with the terms of such policies in all material respects.

(nn) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names,

trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its respective business and none of the Partnership Entities has reason to believe that the conduct of their respective businesses will conflict with any such rights of others or are aware of any claim or any challenge by any other person to the rights of any of the Partnership Entities with respect to the foregoing.

(oo) Adequate Disclosure and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of any of the Partnership Parties, threatened against any of the Partnership Entities or to which any of the Partnership Entities is a party or to which any property or assets of any of the Partnership Entities is subject that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus but are not described as required; there are no agreements, contracts, indentures, leases or other documents which are required to be described in the Preliminary Prospectus or the Prospectus or filed as exhibits to the Registration Statement or incorporated by reference therein by the Securities Act or the Rules and Regulations thereunder which have not been described in the Preliminary Prospectus or the Prospectus and filed or incorporated by reference as exhibits to the Registration Statement; and the statements set forth or incorporated by reference in the Preliminary Prospectus or the Prospectus under the captions “Summary—The Offering,” “Cash Distributions,” “Conflicts of Interest and Fiduciary Responsibilities” and “Description of the Common Units,” insofar as they purport to constitute a summary of the terms of the Common Units, and under the captions “Tax Considerations” and “Material Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are fair summaries in all material respects.

(pp) Related Party Transactions. No relationship, direct or indirect, exists between or among (i) any member of the Partnership Group, on the one hand, and (ii) the securityholders, customers, suppliers, directors or officers of the General Partner, Sunoco, Inc. or any of their affiliates, on the other hand, which is required to be described in the Preliminary Prospectus or the Prospectus and is not so described; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers or directors of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus; and no Partnership Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity.

(qq) No Labor Dispute. No labor disturbance by the employees of any member of the Partnership Group (and to the extent they perform services on behalf of any member of the Partnership Group, employees of the General Partner or any affiliate of the General Partner), exists or, to the knowledge of any of the Partnership Parties, is imminent or threatened, that is reasonably likely to have a Material Adverse Effect.

(rr) Employee Benefit Matters. The General Partner and the members of the Partnership Group are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the General Partner or any member of the Partnership Group would have any liability; neither the Partnership nor any member of the Partnership Group has incurred nor does either expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”); and each “pension plan” for which the General Partner or any member of the Partnership Group would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and neither the General Partner nor any member of the Partnership Group have incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(ss) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which such returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that, if not paid, would not have a Material Adverse Effect or (ii) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. No tax deficiency has been determined adversely to any of the Partnership Entities which has had (nor do the Partnership Parties have any knowledge of any tax deficiency which, if determined adversely to any of the Partnership Entities, might have) a Material Adverse Effect.

(tt) No Changes. Since the date as of which information is given in the Preliminary Prospectus through the date of this Agreement, and except as may otherwise be disclosed in the Preliminary Prospectus, neither the General Partner nor any member of the Partnership Group has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct, indirect or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any distributions.

(uu) Books and Records. The Partnership Entities (i) make and keep books, records and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Partnership Entities and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for the Partnership’s consolidated assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(vv) No Default. None of the Partnership Entities is (i) in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or any other organizational or governing documents; (ii) in breach or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default, in the performance or observance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, in the case of clauses (ii) and (iii) as would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their respective obligations under this Agreement. To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement, guarantee, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(ww) Environmental Compliance. Except as described in the Preliminary Prospectus and the Prospectus, the Partnership Entities and their subsidiaries (i) are in compliance with any and all applicable federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legally enforceable requirements relating to the protection of human health and safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received or timely applied for and, as necessary and applicable, maintained all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, (iv) do not have any liability in connection with the release into the environment of any Hazardous Material and (v) have not been named as a “potentially responsibly party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any other analogous state Superfund statute, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits, liability in connection with such releases or naming as a potentially responsible party under CERCLA would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as described in the Preliminary Prospectus and the Prospectus, (A) none of the Partnership Entities are a party to a proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it believes no monetary penalties of $100,000 or more ultimately will be imposed against it and (B) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws.

(xx) Investment Company. None of the Partnership Entities is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the

Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds,” none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(yy) Certificates. Each certificate signed by or on behalf of any of the Partnership Entities and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by each such Partnership Entity to the Underwriters as to the matters covered thereby.

(zz) No Legal Actions or Violations. Except as described in the Preliminary Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any member of the Partnership Entities is or may be a party or to which the business, property or assets of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any member of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or the transactions contemplated hereby.

(aaa) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange, Inc. (“NYSE”), subject only to official notice of issuance.

(bbb) Statistical Data. The statistical and market-related data included in the Preliminary Prospectus and the Registration Statement are based on or derived from sources which the Partnership Entities believe to be reliable and accurate.

(ccc) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (A) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the Partnership’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (B) have been evaluated for effectiveness as of December 31, 2008, and (C) are effective in all material respects to perform the functions for which they were established.

(ddd) Internal Control Over Financial Reporting. Since the date of the most recent audited balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the General Partner, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(eee) No Distribution of Offering Materials. None of the Partnership Entities have distributed nor, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will they distribute any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth in Annex 3 hereto.

(fff) Compliance with Sarbanes-Oxley. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ggg) FCPA. None of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of the Partnership Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hhh) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(iii) OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jjj) Stabilization. The Partnership Entities have not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

Section 2. Purchase of the Units by the Underwriters.

On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell 2,200,000 Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units from the Partnership set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.

In addition, the Partnership hereby grants to the Underwriters an option to purchase up to 330,000 Option Units. Such option (the “Option”) is exercisable in the event that the Underwriters sell more than the number of Firm Units in the offering and is exercisable as provided in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth on Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The price of both the Firm Units and any Option Units purchased by the Underwriters shall be $48.80 per Common Unit.

The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

The Partnership agrees that any Option Units issued by the Partnership upon exercise of the Option will be entitled to receive any distributions declared by the Partnership and payable on the Firm Units during the period beginning on the First Delivery Date and ending on the Delivery Date with respect to such Option Units.

Section 3. Offering of Units by the Underwriters.

Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

Section 4. Delivery of and Payment for the Units.

Delivery of and payment for the Firm Units shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, beginning at 8:30 a.m., Houston, Texas time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “First Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase price of the Firm Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The Option granted in Section 2 will expire thirty (30) days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Partnership) beginning at 8:30 a.m., Houston, Texas time, on such Second Delivery Date. Delivery of the Option Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase price of the Option Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

Section 5. Further Agreements of the Partnership Parties and the Underwriters.

(a) Each of the Partnership Parties, jointly and separately, covenants and agrees with each Underwriter:

(i) Preparation of Prospectus and Registration Statement. (A) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430B under the Securities Act; (B) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as permitted herein; (C) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; (D) to file promptly all reports and other documents required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; (E) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of, the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; (F) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal; and (G) to pay any fees required by the Commission relating to the Units within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(ii) Conformed Copies of Registration Statement. At the request of the Representatives, to furnish promptly to each of the Underwriters and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents to Underwriters. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) other than documents available via EDGAR (as defined herein), any document incorporated by reference in the Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto (or in lieu thereof, the notice referred to in Rule 173(a)) and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Representatives and, upon their request, to file such document required to be filed under the Securities Act or the Exchange Act and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Registration Statement or amended or supplemented Pricing Disclosure Package or the Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or the Exchange Act or requested by the Commission.

(v) Copies of Amendments or Supplements. Prior to filing with the Commission any amendment to the Registration Statement or amendment or supplement to the Pricing Disclosure Package or the Prospectus, any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, any amendment to any document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any prospectus pursuant to Rule 424(b) of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and not to file any such document to which the Representatives shall reasonably object promptly after having been given reasonable notice of the proposed filing thereof unless, in the judgment of counsel to the Partnership, such filing is required by law.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) Retention of Issuer Free Writing Prospectus. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Reports to Securityholders. As soon as practicable after the Effective Date, to make generally available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to the Partnership’s securityholders and the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

(ix) Copies of Reports. For a period of two years following the Effective Date, to furnish, or to make available via EDGAR, to the Representatives copies of all materials furnished by the Partnership to its securityholders and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Units may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(x) Blue Sky Registration. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith no Partnership Entity shall be required to (A) qualify as a foreign limited partnership or limited liability company in any jurisdiction where it would not otherwise be required to qualify or (B) to file a general consent to service of process in any jurisdiction.

(xi) Lock-up Period; Lock-up Letters. (A) For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than (x) Common Units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof, (y) Common Units issued in connection with any acquisition that satisfies the accretion test set forth in Section 5.7(b) of the Partnership Agreement; provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 5(a)(xi) by executing and delivering to the Representatives a letter or letters substantially in the form of Exhibit A hereto, or (z) or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units or securities convertible into or exchangeable for Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, to register any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of Citigroup Global Markets Inc. on behalf of the Underwriters; and (B) to cause each person or entity listed on Annex 1 to furnish to the Representatives, on or prior to the date hereof (except as indicated on Annex 1), a letter or letters, substantially in the form of Exhibit A hereto.

(xii) NYSE Listing. To apply for the supplemental listing of the Units on the NYSE, and to use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date.

(xiii) Application of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership as set forth in the Prospectus.

(xiv) Investment Company. To take such steps as shall be necessary to ensure that neither the General Partner nor any member of the Partnership Group shall become an “investment company” as defined in the Investment Company Act.

(xv) No Stabilization or Manipulation. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations but excluding any Issuer Free Writing Prospectus, including and any road show constituting a free writing prospectus under Rule 433 of the Rules and Regulations in connection with the offer and sale of the Units) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

Section 6. Expenses.

The Partnership covenants and agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Units; (f) the listing of the Units on the NYSE and/or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the printing of certificates representing the Units and of any transfer agent or registrar; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Partnership Entities and any such consultants and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement; provided that, except as provided in this Section 6 and in Sections 8 and 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

Section 7. Conditions of Underwriters’ Obligations.

The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to the Representatives’ reasonable satisfaction; and the Commission shall not have notified the Partnership or the Operating Partnership of any objection to the use of the form of the Registration Statement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein (with respect to the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading.

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. shall have furnished to the Representatives their written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives and their counsel, substantially in the form attached hereto as Exhibit B.

(e) Ballard Spahr Andrews & Ingersoll LLP shall have furnished to the Representatives their written opinion, as counsel to Sunoco, Inc. and its subsidiaries (other than the Partnership Group) and as local counsel for opining as to the law of Pennsylvania, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives and their counsel, substantially in the form attached hereto as Exhibit C.

(f) The Representatives shall have received from Bruce D. Davis, Jr., Esq., General Counsel of the General Partner, a letter, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives and their counsel, substantially in the form attached hereto as Exhibit D.

(g) The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than four (4) days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j) On each Delivery Date, there shall have been furnished to the Representatives a certificate, dated such Delivery Date and addressed to the Underwriters, signed on behalf of the General Partner by the chief executive officer and the chief financial officer of the General Partner, stating, in each case with respect to the entities covered by the certificate, that:

(1) the representations, warranties and agreements of the Partnership Parties contained in this Agreement in Section 1 are true and correct on and as of such Delivery Date, and the Partnership Parties have complied with all the agreements contained in this Agreement and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

(2) the Prospectus has been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened by the Commission; all requests of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been complied with; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(3) no event contemplated by subsections (k)(i), (k)(ii) or (l) of this Section 7 has occurred in respect of the Partnership Entities; and

(4) they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (i) the Registration Statement, including the documents incorporated by reference therein, as of the most recent Effective Date, (ii) the Prospectus, including the documents incorporated by reference therein, as of its date and on the applicable Delivery Date, and (iii) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k) None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus (i) any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as whole, or (ii) any change or decrease specified in the letter or letters referred to in paragraph (h) or (i) of this Section 7, or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, properties, business, prospects, capitalization, management, condition (financial or otherwise), securityholders’ equity or results of operations or net worth of the Partnership Entities, taken as a whole, other than as set forth or contemplated in the Preliminary Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the debt securities of any of the Partnership Entities that are rated by any “nationally recognized statistical rating or organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of any of the Partnership Entities.

(m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the events described in Section 10(i)-(iv) hereof.

(n) The NYSE shall have approved the Units for listing, subject only to official notice of issuance.

(o) On or prior to the First Delivery Date, pursuant to Section 5(a)(xi) hereof, each person or entity listed on Annex 1 shall have furnished to you a letter substantially in the form of Exhibit A hereto.

(p) If any event shall have occurred on or prior to a Delivery Date that requires the Partnership under Section 5(a)(iv) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Representatives shall have been given a reasonable opportunity to comment thereon as provided in Section 5(a)(v) hereof, and copies thereof shall have been delivered to the Representatives reasonably in advance of such Delivery Date.

(q) The Partnership Parties shall have furnished the Representatives such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and to counsel for the Underwriters.

Section 8. Indemnification and Contribution.

(a) Each of the Partnership Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers, directors and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto or (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Partnership Parties (or based upon any written information furnished by the Partnership Parties for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which they were made) not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Partnership Parties shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, director, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, director, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any officer, director, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership Parties, their respective employees, the officers and directors of the General Partner, and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership Parties or any such officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) hereof. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership Parties or any such officer, director, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, directors, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Partnership Parties under this Section 8 if, (i) the Partnership Parties and the Underwriters shall have so mutually agreed; (ii) the Partnership Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Partnership Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Partnership Parties, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Partnership Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statements regarding delivery of the Units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

Section 9. Defaulting Underwriters.

If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of the Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership Parties, except that the Partnership Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership may postpone the Delivery Date for up to seven (7) full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any other document or arrangement.

Section 10. Termination.

The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, at any time prior to such delivery and payment, (i) trading in any securities of the Partnership shall have been suspended on any exchange or in the over-the-counter market by the Commission or the NYSE, (ii) trading in securities generally on the NYSE, NYSE Alternext US, or in the over-the-counter market shall have been suspended or limited or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange, or by any other regulatory body or governmental authority, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets in the United States is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated in the Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

Section 11. Reimbursement of Underwriters’ Expenses.

If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Partnership Parties to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by any of the Partnership Parties is not fulfilled for any reason, the Partnership Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership Parties shall pay the full amount thereof to the Representatives. If this Agreement is terminated (i) pursuant to Section 10(ii), (iii) or (iv) or (ii) pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership Parties shall not be obligated to reimburse any Underwriter, in the case of clause (i) of this sentence, or any defaulting Underwriter, in the case of clause (ii) of this sentence, on account of the expenses described in the first sentence of this section.

Section 12. Research Independence.

The Partnership Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership Parties and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by such Underwriters’ investment banking divisions. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 13. No Fiduciary Duty.

The Partnership Parties acknowledge and agree that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Partnership Entities and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Entities, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Entities, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Entities. The Partnership Parties hereby waive any claims that they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of the Units.

Section 14. Notices, Etc.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to: (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: (212) 816-7912; (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c) hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and (iii) UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Syndicate Department, Fax: (212) 821-6119.

(b) if to the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to Sunoco Logistics Partners L.P., Mellon Bank Center, 1735 Market Street, Suite LL, Philadelphia, Pennsylvania 19103, Attention: Deborah M. Fretz, President (Fax: 215-977-3902);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

Section 15. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 16. Survival.

The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 17. Definition of the Terms “Business Day” “Subsidiary” and “Affiliate”.

For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

Section 18. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 19. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 20. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

“General Partner”

SUNOCO PARTNERS LLC

By:	/s/ Deborah M. Fretz
Deborah M. Fretz
President and Chief Executive Officer

“Partnership”

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its general partner

	By:	/s/ Deborah M. Fretz
Deborah M. Fretz
President and Chief Executive Officer

“Operating Partnership”

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

By:	Sunoco Logistics Partners GP LLC, its general partner

	By:	/s/ Deborah M. Fretz
Deborah M. Fretz
President and Chief Executive Officer

Sunoco Logistics Partners L.P. Equity Underwriting Agreement Signature Page

Accepted:

CITIGROUP GLOBAL MARKETS INC. BARCLAYS CAPITAL INC. UBS SECURITIES LLC

For themselves and as Representatives of the several Underwriters named in Schedule 1 hereto

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Trevor Heinzinger
Name:	Trevor Heinzinger
Title:	Director

BARCLAYS CAPITAL INC.

By:	/s/ William Beurket
Name:	William Beurket
Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Joel Foote
Name:	Joel Foote
Title:	Managing Director

By:	/s/ Kenneth Owen
Name:	Kenneth Owen
Title:	Director

Sunoco Logistics Partners L.P. Equity Underwriting Agreement Signature Page

SCHEDULE 1

Underwriters	Number of Firm Units
Citigroup Global Markets Inc.	733,334

Barclays Capital Inc.	733,333

UBS Securities LLC	733,333

Total	2,200,000

Schedule 1-1

ANNEX 1

General Partner Executive Officers and Directors:

Lynn L. Elsenhans

Deborah M. Fretz

Cynthia A. Archer

L. Wilson Berry, Jr.

Stephen L. Cropper

Terence P. Delaney

Bruce G. Fischer

Philip L. Frederickson

Bruce D. Davis, Jr.

David A. Justin

Christopher W. Keene

Neal E. Murphy

Annex 1-1

ANNEX 2

JURISDICTIONS OF FORMATION AND QUALIFICATION

Name of Entity	Jurisdiction of Formation	Other Jurisdictions of Registration or Qualification
Sunoco Partners LLC (the “General Partner”)	Pennsylvania	Indiana Kansas Kentucky Louisiana Maryland Michigan Mississippi New Jersey New Mexico New York Ohio Oklahoma Tennessee Texas Virginia

Sunoco Logistics Partners L.P. (the “Partnership”)	Delaware	Pennsylvania

Sunoco Logistics Partners GP LLC (the “OLP GP”)	Delaware	Pennsylvania

Sunoco Logistics Partners Operations L.P. (the “Operating Partnership”)	Delaware	New York Pennsylvania

Annex 2-1

Name of Entity	Jurisdiction of Formation	Other Jurisdictions of Registration or Qualification
Sunoco Logistics Partners Operations GP LLC (the “Operating GP LLC”)	Delaware

Alabama

Arkansas

Colorado

Indiana

Kansas

Kentucky

Louisiana

Maryland

Michigan

Mississippi

New Jersey

New Mexico

New York

North Dakota

Ohio

Oklahoma

Pennsylvania

Tennessee

Texas

Virginia

Ontario, Canada

Wyoming

Sunoco Partners Marketing & Terminals L.P. (“Sunoco M&T LP”)	Texas	Alabama Arkansas Colorado Indiana Kansas Kentucky Louisiana Maryland Michigan Mississippi New Jersey New Mexico New York North Dakota Ohio Oklahoma Pennsylvania Tennessee Virginia Wyoming

Annex 2-2

Name of Entity	Jurisdiction of Formation	Other Jurisdictions of Registration or Qualification
Sunoco Pipeline L.P. (“Sunoco Pipeline LP”)	Texas	Michigan New Jersey New York Ohio Oklahoma Pennsylvania

Sunoco Pipeline Acquisition LLC (“Sunoco Acquisition LLC”)	Delaware	None

Sun Pipe Line Company of Delaware LLC (“Sun Pipe Line LLC”)	Delaware	None

Annex 2-3

ANNEX 3

Issuer Free Writing Prospectuses

other than those to which the Underwriters

provided their consent

None

Annex 3-1

ANNEX 4

Additional Pricing Disclosure Package

Number of Units:	2,200,000 Common Units or, if the Underwriters exercise in full their Option granted in Section 2 hereof, 2,530,000 Common Units.

Public offering price for the Units:	$50.60 per unit

Annex 4-1

EXHIBIT A

LOCK-UP LETTER AGREEMENT

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.

UBS SECURITIES LLC

    As Representatives of the several

    Underwriters named in Schedule 1

    to the Underwriting Agreement,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sunoco Partners LLC, Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), and the other parties named therein (collectively, the “Partnership Parties”), providing for the purchase by the Underwriters of common units representing limited partner interests (the “Common Units”) of the Partnership, and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of the execution of this Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of

Exhibit A-1

such Common Units or securities convertible into or exchangeable for Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right to file or cause to be filed a registration statement, including any amendments thereto, to register any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case, for a period of sixty (60) days from the date of the final prospectus relating to the Offering (such sixty-day period, the “Lock-Up Period”). The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies Citigroup Global Markets Inc. at least two business days prior to the proposed transfer or disposition.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership Parties and the Underwriters.

[Signature page follows]

Exhibit A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: April     , 2009

Exhibit A-3

EXHIBIT B

FORM OF ISSUER’S COUNSEL OPINION

(a) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business as described in the Prospectus, in each case in all material respects. Each of the Partnership and the Operating Partnership has been duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction set forth opposite its name in Annex I to this opinion.

(b) Each of Sunoco Pipeline LP and Sunoco M&T LP has been duly formed and is validly existing in good standing as a limited partnership under the Texas LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business as described in the Prospectus, in each case in all material respects. Each of Sunoco Pipeline LP and Sunoco M&T LP has been duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction set forth opposite its name in Annex I to this opinion.

(c) Each of OLP GP, the Operating GP LLC, Sunoco Acquisition LLC and Sun Pipe Line LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business as described in the Prospectus, in each case in all material respects. OLP GP has all necessary limited liability company power and authority to act as general partner of the Operating Partnership. Operating GP LLC has all necessary limited liability company power and authority to act as general partner of Sunoco Pipeline LP and Sunoco M&T LP. Each of OLP GP and Operating GP LLC has been duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth opposite its name in Annex I to this opinion.

(d) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as set forth in the Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the Commonwealth of Pennsylvania naming the General Partner as debtor is on file in the office of the Secretary of the Commonwealth of the Commonwealth of Pennsylvania or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(e) The General Partner owns 12,063,734 Common Units (the “Sponsor Units”) and all of the Incentive Distribution Rights; all of the Sponsor Units and the limited partner interests represented thereby and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be

Exhibit B-1

affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and except as described in the Prospectus); and the General Partner owns the Sponsor Units and the Incentive Distribution Rights free and clear of all liens, encumbrances, (except, with respect to the Incentive Distribution Rights, restrictions on transferability as set forth in the Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the Commonwealth of Pennsylvania naming the General Partner as debtor is on file in the office of the Secretary of the Commonwealth of the Commonwealth of Pennsylvania or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(f) The Firm Units and the Option Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and except as described in the Prospectus).

(g) The Partnership is the sole member of OLP GP with a 100% member interest in OLP GP; such member interest has been duly authorized and validly issued in accordance with the OLP GP LLC Agreement and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(h) OLP GP is the sole general partner of the Operating Partnership with a 0.01% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, and OLP GP owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as set forth in the Operating Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLP GP as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(i) The Partnership is the sole limited partner of the Operating Partnership with a 99.99% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the

Exhibit B-2

Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

(j) The Operating Partnership is the sole member of Operating GP LLC with a 100% member interest in Operating GP LLC; such member interest has been duly authorized and validly issued in accordance with the Operating GP LLC Agreement and is fully paid (to the extent required under the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(k) Operating GP LLC is the sole general partner of each of Sunoco Pipeline LP and Sunoco M&T LP with a 0.01% general partner interest in each; each such general partner interest has been duly authorized and validly issued in accordance with the applicable LP Subsidiary Partnership Agreement; and Operating GP LLC owns such general partner interests free and clear of all liens, encumbrances (except restrictions on transferability set forth in the applicable LP Subsidiary Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating GP LLC as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act.

(l) The Operating Partnership is the sole limited partner of each of Sunoco Pipeline LP and Sunoco M&T LP with a 99.99% limited partner interest in each; each such limited partner interest has been duly authorized and validly issued in accordance with the applicable LP Subsidiary Partnership Agreement and is fully paid (to the extent required under such LP Subsidiary Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 3.03 and 6.07 of the Texas LP Act); and the Operating Partnership owns such limited partner interests free and clear of all liens, encumbrances (except restrictions on transferability set forth in the applicable LP Subsidiary Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act.

(m) Sunoco Pipeline LP is the sole member of Sunoco Acquisition LLC with a 100% member interest in Sunoco Acquisition LLC; such member interest has been duly authorized and validly issued in accordance with the Sunoco Acquisition LLC Agreement and is fully paid (to the extent required under the Sunoco Acquisition LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sunoco Pipeline LP owns such member interest free and clear of all liens,

Exhibit B-3

encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sunoco Pipeline LP as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(n) Sunoco Acquisition LLC is the sole member of Sun Pipe Line LLC with a 100% member interest in Sun Pipe Line LLC; such member interest has been duly authorized and validly issued in accordance with the Sun Pipe Line LLC Agreement and is fully paid (to the extent required under the Sun Pipe Line LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sunoco Acquisition LLC owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sunoco Acquisition LLC as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

(o) Except as described in the Prospectus and for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests in any of the entities constituting the Partnership Group, in each case pursuant to the applicable limited liability company agreement or partnership agreement for each such Partnership Group member or, to the knowledge of such counsel, any agreement or other instrument listed as an exhibit to the Registration Statement to which any such Partnership Group member is a party or by which any of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as (i) described in the Prospectus and the Partnership Agreement or (ii) have been waived. To such counsel’s knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase partnership or member interests in any of the Partnership Group.

(p) The Partnership has all necessary limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement and Prospectus.

(q) This Agreement has been duly authorized and validly executed and delivered by the Partnership.

(r) Each of the Operative Agreements (as defined below) of the applicable Partnership Group members constitutes a valid and legally binding obligation of each Partnership Group member party thereto, enforceable against each such Partnership Group member in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (B) public policy, applicable

Exhibit B-4

law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing. The Partnership Agreement, the OLP GP LLC Agreement and the Operating Partnership Agreement are herein referred to as the “Operative Agreements.”

(s) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership Group members that are parties thereto, or the consummation of the transactions contemplated thereby and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus (i) constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement or any other governing document of any Partnership Group member, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement filed as an exhibit to the Registration Statement, the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 or any Current Report on Form 8-K filed by the Partnership since January 1, 2009, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Texas LP Act, New York law, Texas law or federal law, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Partnership Group member, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, business, assets or results of operations of the Partnership Group taken as a whole; provided, however, that no opinion need be expressed pursuant to the preceding clause (iii) in relation to any anti-fraud laws.

(t) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, the Texas LP Act, Texas law, New York law or federal law is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Underwriting Agreement by each Partnership Group member party thereto, or the consummation by each Partnership Group member, as applicable, of the transactions contemplated thereby, except (i) for such consents required under the Exchange Act or under state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents that, if not obtained or made, would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, business, assets or results of operations of the Partnership Group taken as a whole or (iv) as disclosed in the Prospectus.

(u) The statements contained in the Pricing Disclosure Package and the Prospectus under the captions “Cash Distributions,” “Conflicts of Interest and Fiduciary Responsibilities” and “Description of the Common Units,” insofar as they constitute descriptions of legal proceedings or documents referred to therein or refer to statements of law or legal conclusions, are accurate in all material respects; and the descriptions of the Common Units contained in the Pricing Disclosure Package and the Prospectus under the captions “Summary — The Offering,” “Cash Distributions,” “Description of the Common Units” and “Conflicts of Interest and Fiduciary Responsibilities” are accurate in all material respects.

(v) The opinions of Vinson & Elkins L.L.P. that are filed as Exhibit 8.1 to the Registration Statement and the current report on Form 8-K filed on the date noted in such opinion are confirmed and the Underwriters may rely upon such opinions as if they were addressed to them.

Exhibit B-5

(w) The Registration Statement became effective upon the filing thereof under the Securities Act on November 25, 2008; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and the filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(x) The Registration Statement, as of the latest Effective Date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date (except for the financial statements and the notes and the schedules thereto and the other financial, accounting and related statistical data included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as to which such counsel need not express any opinion), comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(y) To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties or assets is subject that are required to be disclosed in the Prospectus and are not so disclosed as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

(z) None of the Partnership Entities is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that, because it has not conducted any independent investigation or verification with regard to the information set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus (except to the extent set forth in paragraphs (u) and (v) above), such counsel is not (except as aforesaid) passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein. Such counsel shall state it has participated, however, in conferences with officers and other representatives of the General Partner and the Partnership, representatives of the independent registered public accounting firm of the General Partner and the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed. Based on the foregoing (relying as to factual matters in respect of the determination of materiality to a significant extent upon statements made by officers and other representatives of the General Partner and the Partnership), such counsel shall state no facts have come to such counsel’s attention that lead such counsel to believe that (i) the Registration Statement (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial, accounting and related statistical data included or incorporated by reference therein, as to which such counsel need not comment), as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the

Exhibit B-6

statements therein not misleading, (ii) the Pricing Disclosure Package (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial, accounting and related statistical data included or incorporated by reference therein, as to which such counsel need not comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial, accounting and related statistical data included or incorporated by reference therein, as to which such counsel need not comment), as of its date and as of each Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel’s opinion may be limited to matters governed by the federal laws of the United States of America to the extent specifically referred to therein, the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas, and the laws of the State of New York and such counsel need not express any opinion as to the law of any other jurisdiction. Such counsel need not express any opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property, and such counsel need not express any opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of any of the Partnership Entities may be subject.

Exhibit B-7

EXHIBIT C

FORM OF OPINION PENNSYLVANIA LOCAL COUNSEL

(a) The General Partner has been duly formed and is validly subsisting as a limited liability company under the Pennsylvania LLC Act with all necessary limited liability company power and authority to own or lease its properties and assets and to conduct its business as general partner of the Partnership as described in the GP LLC Agreement and pursuant to the Pennsylvania LLC Act.

(b) The Agreement has been duly authorized and validly executed and delivered by the General Partner.

(c) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Agreement by the General Partner and the Partnership, and the consummation of the transactions contemplated thereby, (i) constitutes or will constitute a violation of the GP LLC Agreement or (ii) violates or will violate any present statute, rule or regulation promulgated by the United States or the Commonwealth of Pennsylvania which in such counsel’s experience is normally applicable both to limited liability companies which are not engaged in regulated business activities and to transactions of the type contemplated by the Agreement. To such counsel’s knowledge, there are no orders, judgments, decrees or injunctions of any court or governmental agency or body directed to the General Partner or any of its properties in a proceeding to which it or its property is subject.

(d) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the Commonwealth of Pennsylvania having jurisdiction over the General Partner or any of its properties is required for the execution and delivery of the Underwriting Agreement and the performance of the transactions contemplated thereby, except for such consents (i) required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which no opinion need be expressed, (ii) which have been obtained or made, (iii) which are of a routine or administrative nature expected in the reasonable judgment of such counsel to be obtained in the ordinary course of business, or (iv) which are disclosed in the Preliminary Prospectus and the Prospectus.

In rendering such opinion, among other customary exceptions, qualifications and limitations, such counsel may (A) rely in respect of matters of fact upon the representations of the Partnership Parties set forth in the Agreement and in certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (C) state that such opinions are limited to federal laws (exclusive of patent law) and the laws of the Commonwealth of Pennsylvania and (D) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership may be subject.

Exhibit C-1

EXHIBIT D

FORM OF OPINION OF SUNOCO GENERAL COUNSEL

Such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Entities and the independent registered public accounting firm of the General Partner and the Partnership, your representatives and your counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and, although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of, the statements contained or incorporated by reference in, the Registration Statement, the Pricing Disclosure Package and the Prospectus, based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that (i) the Registration Statement (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial, accounting and related statistical data included or incorporated by reference therein, as to which such counsel need not comment), as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial, accounting and related statistical data including or incorporated by reference therein, as to which such counsel need not comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than (A) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon and (B) the other financial, accounting and related statistical data included or incorporated by reference therein, as to which such counsel need not comment), as of its issue date and as of each Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit D-1